Exhibit 99.2

Vitacost.com Evaluating Strategic Alternatives

BOCA RATON, Fla., February 27, 2014 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of healthy living products, today announced that it engaged Jefferies LLC in December 2013 to assist the Company in exploring and evaluating strategic alternatives that may be available to the Company in order to maximize stockholder value. Alternatives may include, among other things, a sale of the Company, a business combination transaction, or continuing to operate the Company as an independent entity. The Company does not have a defined timeline for this strategic review and therefore can make no assurance that the review will result in any specific action or transaction. The Company does not intend to comment further or disclose ongoing developments with respect to this review of strategic alternatives until such time as the Board has determined it to be appropriate or required.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of healthy living products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding potential strategic alternatives and whether those strategic alternatives could maximize stockholder value, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. These risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2013 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180 #2292

Kathleen.reed@vitacost.com

ICR, Inc.

Katie Turner

Managing Director

646.277.1228

Katie.turner@icrinc.com